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                                                                  Exhibit 10.12

                                    WARRANT


     This Agreement (herein the "AGREEMENT") is entered into effective the 30th day of November, 1999 (herein the "EFFECTIVE DATE"), by and between RACKSPACE, LTD. (herein "RACKSPACE"), a Texas limited partnership whose sole general partner is Macroweb, LC, a Texas limited liability company, and TRANGO CAPITAL, L.L.C., a Texas limited liability company (herein "TRANGO").

     WHEREAS, Rackspace is in the business of offering web-server hosting services through the leasing of internet servers, bandwidth, connectivity and administration of all aspects of servers; and

     WHEREAS, Trango is the sole general partner of First Inning Investors, L.P., a Texas limited partnership (herein "FIRST INNING"); and

     WHEREAS, contemporaneous with the execution of this Agreement, First Inning is investing One Million Three Hundred Thousand and No/100 Dollars ($1,300,000.00) in Rackspace (herein the "FIRST INVESTMENT"), which investment is being made, in part, in consideration for the agreement of Rackspace to provide to Trango a warrant to make a substantial additional investment in Rackspace, all as provided herein;

     NOW, THEREFORE, in consideration of the premises herein set out, and Ten Dollars and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rackspace and First Inning agree as follows:

1.   OPTION TO INVEST.

     Trango will have the option (but not the obligation) to acquire all (but not less than all) of the Option Interest (as hereinafter defined) in consideration for the payment to Rackspace of the Purchase Price (as hereinafter defined) (herein the "OPTION TO INVEST"). If Trango exercises such Option to Invest, it shall acquire the Option Interest through a new limited partnership to be formed, of which Trango will be sole general partner, which will be pursuant to a limited partnership agreement on substantially the same terms as the Agreement of Limited Partnership of First Inning, with the limited partners being one or more of the Limited Partners of First Inning and/or Melvin Lachman, the specific limited partners and the percentage of ownership of each shall be determined by Trango, in its sole and absolute discretion (herein "FIRST INNING II").

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2.   EXERCISE OF OPTION.

     The Option to Invest may be exercised by Trango providing to Rackspace written notice of the exercise by Trango of such option (herein the "NOTICE OF EXERCISE") at any time from the Effective Date hereof through 5 p.m., CST, on December 31, 2001 (herein the "OPTION PERIOD").

3.   PURCHASE PRICE.

     The Purchase Price for the Option Interest is Eight Hundred Thousand and No/100 Dollars ($800,000.00), to be paid by First Inning II to Rackspace at the Closing (as hereinafter defined).

4.   OPTION INTEREST.

     4.1  For purposes of this Agreement:

          (a) The interest acquired by First Inning for the First Investment, as subsequently altered by virtue of any merger, exchange or dilution for other investment in Rackspace (or its successor-in-interest), if any, is herein referred to as the "INITIAL INVESTMENT";

          (b) The OPTION INTEREST, as that term is used in this Agreement, shall be an interest equal to 61.5385% (that is, $800,000 DIVIDED BY $1,300,000) of the then Initial Investment (that is, of the same quality and character of investment in the same entity [e.g., undivided limited partnership interest, or shares in corporation, or membership interests in a limited liability company] but only 61.5385% of the equity interest represented by the First Investment at the time of exercise of the Option).

     4.2 In consideration for the payment of the Purchase Price by First Inning II as herein provided, at the Closing, Rackspace will transfer and assign the Option Interest to First Inning II, free and clear of any liens or encumbrances.

     4.3 The Option Interest will have all of the rights and privileges generally available to other Limited Partners of Rackspace.

5.   CLOSING.

     The Closing shall occur at the offices of Rackspace within ten (10) business after the Notice of Exercise is delivered by Trango to Rackspace.

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6.   SALE OR MERGER.

     6.1 In the event that, during the Option Period while Trango has not yet exercised the Option to Invest, all or substantially all of the ownership/equity interests (i.e., undivided limited partnership, or shares in a corporation, or membership interests in a limited liability company, as the case may be) in Rackspace, or all or substantially all of the assets of Rackspace, are to be sold, then Rackspace will provide to Trango not less than fifteen (15) business days prior written notice of such sale and the terms and provisions of such sale (herein the "NOTICE OF INTENT TO SELL"), and Trango will be entitled to exercise the Option to Invest prior to consummation of such sale, and the Option Interest acquired by First Inning II will participate fully and ratably (that is, with all other ownership/equity interests) in such sale; provided, however, if Trango fails to exercise the Option to Invest within such 15 business days and consummate the purchase of the Option Interest within such 15 days, then the Option to Invest will lapse and be of no further force and effect.

     6.2 In the event that during the Option Period while Trango has not yet exercised the Option to Invest, Rackspace contemplates a merger or exchange which will result in the then owners of the ownership/equity in Rackspace receiving ownership/equity in any other entity, then Rackspace will provide to Trango not less than fifteen (15) business days prior written notice of such merger or exchange and the terms and provisions of such merger or exchange (therein the "NOTICE OF INTENT TO SELL"), and Trango will be entitled to exercise the Option to Invest prior to consummation of such merger or exchange, and the Purchase Price paid by First Inning II will be taken into consideration in valuation of the assets of Rackspace in determining the valuation to be used in such merger or exchange, and the Option Interest acquired by First Inning II will participate fully and ratably (that is, with all other ownership/equity interests) in such sale or exchange; provided, however, if Trango fails to exercise the Option to Invest within such fifteen (15) business days, the Option to Invest will NOT lapse prior to the end of the Option Period and the Option Interest will be in the proportionate interest (i.e., 61.5385%) of the interest received and thereafter held in exchange for the Initial Investment.

7.   ACCESS TO BOOKS AND RECORDS.

     From the Effective Date hereof until the expiration of the Option Period:

          (a) Trango (though its designated representative or agent) will be provided access from time to time to the books and records of Rackspace during normal business hours, and upon not less than 48 hours prior written notice, for the purpose of determining the financial condition of and value of interests in Rackspace; and

          (b) Rackspace will provide to Trango copies of all unaudited and/or audited operating statements and financial statements (monthly, quarterly and/or annually) as Rackspace shall prepare or have prepared for the benefit of its management, lender(s) or partners.

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8.   REPRESENTATIONS AND WARRANTIES OF RACKSPACE.

     8.1 Rackspace does hereby make the following representations and warranties to Trango, and will again at the Closing make the following representations and warranties to Trango:

          8.1.1 Rackspace is a limited partnership, duly formed and validly existing and in good standing under the laws of the State of Texas.

          8.1.2 Rackspace has all of the requisite authority to execute, deliver and carry out the terms and provisions of this Agreement and other documents to be executed and delivered by and pursuant to this Agreement.


          8.1.3 Rackspace is not in default under any agreement to which it is a party (including, without limitation, its partnership agreement), the effect of which will materially adversely affect performance by Rackspace of its obligations pursuant to and contemplated by the terms of this Agreement, or its operations or the value of its assets or the value of partnership interests therein.

          8.1.4 There are no actions, suits or proceedings pending, or to the current actual knowledge of Rackspace, without duty of independent inquiry, threatened against or affecting Rackspace or its General Partner, before any court or any governmental, administrative, regulatory, adjudicatory or arbitrational body or agency of any kind which will materially adversely affect the performance of Rackspace of its obligations pursuant to and as contemplated by the terms and provisions of this Agreement or the operations of Rackspace, or the value of partnership interests therein.

          8.1.5 Neither this Agreement nor any document, financial statement, or financial information furnished by Rackspace to Trango, at the time furnished, contains, or will contain, any untrue statement of material fact or omits the stated fact material thereto or to this Agreement.

          8.1.6 Rackspace has good and marketable title to all of its assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all of the assets and interests in assets that are used in the business of Rackspace, and all those assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens and pledges, charges, encumbrances, claims, conditions or restrictions, except for (i) those disclosed in financial statements of Rackspace which have been previously delivered to Trango,
     (ii) any lien for current taxes not yet due and payable, and (iii) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the

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     present or intended use of any of these assets or materially impair the business operations of Rackspace. The above notwithstanding, with respect to the intellectual property rights held by Rackspace, no warranty is made other than, Rackspace is not aware of any facts which indicate that Rackspace's use of such intellectual property infringes the rights of any third party.

          8.1.7 Rackspace has not relied upon any representations or warranties, written or oral, express or implied, by Trango or its agents, and neither Trango or its agents have made any representations, written, oral, express or implied, to Rackspace, as to the past, current or future value of the Option Interest.

9.   REPRESENTATIONS AND WARRANTIES OF TRANGO.

     9.1 Trango does hereby make the following representations and warranties to Rackspace, and will again at the Closing make the following representations and warranties to Rackspace:

               9.1.1 Trango is a limited liability company duly formed and validly existing and in good standing under the laws of the State of Texas.

               9.1.2 Trango has all of the requisite authority to execute, deliver and carry out the terms and provisions of this Agreement and other documents to be executed and delivered by and pursuant to this Agreement.

               9.1.3 Trango is fully satisfied that it has received such access to the books and records of Rackspace as it requires, as well as such other information pertaining to Rackspace, and its operations of current and potential competitors, as it deems necessary or appropriate, in evaluating the acquisition of the offered interests other than access to the financial information as provided for herein.

               9.1.4 Trango has not relied upon any representations or warranties, written or oral, express or implied, by Rackspace or its agents, and neither Rackspace nor its agents, have made any representations, written or oral, express or implied, to Trango, as to the present, current or future value of the Option Interest.

               9.1.5 All representations of First Inning and its limited partners as contained in the subscription agreement of even date herewith between First Inning and Rackspace are true and correct in all material respects.

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10.  MISCELLANEOUS.

     10.1 There are no brokers in this transaction, and no commissions will be due and owing upon the consummation of the transactions contemplated in this Agreement.

     10.2 The parties hereto agree that they will execute and deliver or cause to be executed and delivered, such additional agreements and instruments that shall be reasonably required and necessary to carry into effect the purpose of this Agreement.

     10.3 All notices or other communications with the parties hereto shall be required or permitted to give hereunder shall be deemed given, when delivered or if and when mailed by certified mail, return receipt requested, postage prepaid, addressed to the party to whom given at the address set forth below, or such other addresses which may be designated by written notice served on the other party, or by hand delivery, to the address below, or by telecopy to the telecopy number provided below:

          RACKSPACE:     Rackspace, Ltd.
                         111 Soledad, Suite 1100
                         San Antonio, Texas 78205
                         Attention: Mr. Graham M. Weston
                         Telecopy: (210) 892-4329

          FIRST INNING:  Trango Capital, L.L.C.
                         970 Isom Road
                         San Antonio, Texas 78216
                         Attention: Mr. Quincy J. Lee
                         Telecopy: (210) 804-4394

     10.4 Captions and arrangements used in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.

     10.5 This Agreement has been made and entered into and is performable in Bexar County, Texas, and shall be construed under the laws of the State of Texas, and venue shall be in Bexar County, Texas.

     10.6 Any provision of this Agreement held by a Court of competent jurisdiction to be invalid or enforceable shall not impair or invalidate the remainder of the Agreement, and the effect thereof shall be confined to the provision held to be invalid or enforceable.

     10.7 This written Agreement constitutes the entire and complete agreement between the parties hereto, and it is expressly understood that there are no verbal understandings or agreements which may change the terms, covenants, conditions herein set forth, and that no modification of this Agreement and no waiver of any terms and conditions herein shall be effective unless made in writing and duly executed by all of the parties hereto.

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     10.8 The terms, conditions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, predecessors, successors and assigns.

     10.9 This Agreement may be executed in multiple counterparts, each of which shall be an original, but all of which shall constitute one document. It shall not be necessary that all parties hereto be signatory to the same counterpart.

     10.10 Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date hereinabove set out.

                                    RACKSPACE:

                                    RACKSPACE, LTD.,
                                    a Texas limited partnership


                                    By:  MACROWEB, LC, a Texas limited
                                         liability company, Sole General Partner


                                         By: /s/ Graham Weston
                                            ------------------------------------

                                         Its: manager
                                             -----------------------------------


                                    FIRST INNING:

                                    TRANGO CAPITAL, L.L.C.,
                                    a Texas limited liability company


                                    By: /s/ Quincy J. Lee
                                       -----------------------------------------
                                          Quincy J. Lee, Manager

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